Exhibit 10.3

January 15, 2015

VIA FEDERAL EXPRESS

________________

________________

________________

Dear ________:

In recognition of your extraordinary service as a director of Global GP LLC (“GPLLC”) during [insert year], GPLLC hereby grants you, as of the date hereof, an award of $__________ (the “Award”) under the Global Partners LP First Amended and Restated Long-Term Incentive Plan (the “Plan).

The Award is fully vested upon grant.

Please be aware that you are responsible for the payment of any applicable taxes due as a result of the grant of the Award.  The value of the Award will be reported on a Form 1099 issued to you at the end of the year.

This Award is intended to fulfill the Plan’s purpose of promoting the interests of the Company by providing to employees, consultants and directors, such as yourself, incentive compensation awards for superior performance and encouraging you to devote your best efforts to advance the business of the Company.

As always, best wishes for a happy and healthy New Year. And, thank you!

Sincerely,

Edward J. Faneuil

Executive Vice President

Global GP LLC

cc:	Eric Slifka
Daphne Foster
Mark Romaine
Amy J. Gould
Matt Spencer